EX-12
                     RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                                                     EXHIBIT 12

                                                    MERRILL LYNCH PREFERRED CAPITAL TRUST, IV
                                         COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)



                                       For the Three    For the Nine
                                       Months Ended     Months Ended                    Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006            2005         2004         2003         2002      2001
                                       -------------    -------------     --------     ---------    ---------    --------  --------

Earnings                               $       7,341    $      22,021     $ 29,361     $  29,361    $  29,361    $ 29,361  $ 29,361
                                       =============    =============     ========     =========    =========    ========  ========

Fixed charges                          $           -    $           -     $      -     $       -    $       -    $      -  $      -

Preferred securities                           7,120           21,360       28,480        28,480       28,480      28,480    28,480
distribution requirements              -------------    -------------     --------     ---------    ---------    --------  --------

Total combined fixed charges and
 preferred securities distribution     $       7,120    $      21,360     $ 28,480     $  28,480    $  28,480    $ 28,480  $ 28,480
 requirements                          =============    =============     ========     =========    =========    ========  ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.03             1.03         1.03          1.03         1.03        1.03      1.03








                                                    MERRILL LYNCH PREFERRED FUNDING IV, L.P.
                                        COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)



                                       For the Three    For the Nine
                                       Months Ended     Months Ended              Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006           2005          2004          2003        2002      2001
                                       -------------    -------------    ---------     ---------    ---------    --------  --------

Earnings                               $       8,611    $      25,814    $  34,340     $  34,265    $  34,257    $ 34,303  $ 34,428
                                       =============    =============    =========     =========    =========    ========  ========

Fixed charges                          $           -    $          -     $       -     $       -    $       -    $      -  $      -

Preferred securities                           7,341           22,021       29,361        29,361       29,361      29,361    29,361
distribution requirements              -------------    -------------    ---------     ---------    ---------   ---------  --------

Total combined fixed charges and
 preferred securities distribution     $       7,341    $      22,021    $  29,361     $  29,361    $  29,361    $ 29,361 $  29,361
 requirements                          =============    =============    =========     =========    =========    ========  ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.17             1.17         1.17          1.17         1.17        1.17      1.17





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